UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 29, 2004
                Date of Report (Date of earliest event reported)


                          DISCOVERY LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       000-26422                94-3171943
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                           350 MAIN STREET, SUITE 307
                         DOYLESTOWN, PENNSYLVANIA 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

            On  March  29,  2004,  Discovery  Laboratories,   Inc.,  a  Delaware
corporation (the "Company"), entered into an Underwriting Agreement, dated as of March 29, 2004 between the Company and Bear, Stearns & Co. Inc., as representative of the several underwriters named therein, pursuant to which the Company shall issue 2,200,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), in a public offering (the "Offering"). The Shares are expected to be delivered to purchasers on or about April 2, 2004. The Company expects to receive approximately $22,785,000 in net proceeds from the Offering, after deducting underwriting discounts and other expenses of the Offering. After giving effect to the closing of the Offering, the Company expects to have cash and marketable securities of approximately $45 million.

            The Company currently anticipates using the net proceeds from the Offering primarily for: (i) continuing research, clinical development and regulatory requirements associated with the Company's Surfactant Replacement Therapies, including the Company's lead product, Surfaxin(R); (ii) investing in and supporting a long-term manufacturing strategy including further development and scale-up of the Company's current contract manufacturer, alternative contract manufacturers and building the Company's own manufacturing operations in order to secure additional manufacturing capabilities to meet production needs; (iii) investing in marketing and commercialization (including distribution) resources to execute the launch of Surfaxin for the treatment of Respiratory Distress Syndrome in premature infants, if approved, and the execution of the Company's "Discovery/Surfaxin" brand worldwide sales and marketing strategy; and (iv) investing in additional general and administrative resources primarily to support the Company's business development initiatives, financial systems and controls and management information technologies. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of the Company's research and development efforts, technological advances and the competitive environment for Surfaxin and its intended uses. The Company also might use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Pending the application of the net proceeds, the Company expects to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

            The offer and sale of the Shares is being made under the Company's existing shelf registration statement on Form S-3 (Registration No. 333-111360) filed with the Securities and Exchange Commission on December 19, 2003 (the "Registration Statement"), relating to the possible sale from time to time of up to 6,500,000 shares of Common Stock. The Registration Statement became effective on January 7, 2004. This Current Report on Form 8-K is being filed to incorporate the exhibit hereto into the Registration Statement. The Company's results could be affected by risk factors listed in its reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2003.


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


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits:

            1.1 Underwriting Agreement, dated March 29, 2004, between the Company and Bear, Stearns & Co. Inc., as representative of the several underwriters named therein.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     DISCOVERY LABORATORIES, INC.



                                     By:  /s/ David L. Lopez
                                        ----------------------------------------
                                        Name:  David L. Lopez
                                        Title: Senior Vice President, and
                                               General Counsel

Date: March 30, 2004


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